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                                                                       EXHIBIT 5

                          METRIKA SYSTEMS CORPORATION
                                81 WYMAN STREET
                       WALTHAM, MASSACHUSETTS 02254-9046

                                                                October 21, 1997

Metrika Systems Corporation
5788 Pacific Center Boulevard
San Diego, CA 92121

Re: Registration Statement on Form S-1 Relating to 967,828 Shares of the Common Stock, $.01 par value, of Metrika Systems Corporation

Dear Sirs:

     I am General Counsel to Metrika Systems Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-1 (the "Registration Statement"), of 967,828 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), which may from time to time be sold by certain shareholders of the Company.

     I or a member of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company, and have made investigations of law and have discussed with the Company's representatives questions of fact that I or a member of my staff have deemed necessary or appropriate.

     Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, including any amendments thereto, and to the use of my name under the caption "Legal Opinion" in the prospectus constituting a part thereof.
                                            Sincerely,
                                            /s/ Seth H. Hoogasian

                                            SETH H. HOOGASIAN
                                            General Counsel